To the Shareholders and Board of
Trustees of Brenton Mutual Funds
of The Coventry Group

We have audited the accompanying
statements of assets and liabilities,
including the portfolios of investments, of Brenton Mutual Funds (comprising, respectively, Brenton U.S. Government
Money Market Fund, Brenton Intermediate
U.S. Government Securities Fund, and
Brenton Value Equity Fund) as of
March 31, 1998, and the related
statements of operations for the year
then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance
with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 1998, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting Brenton
Mutual Funds as of March 31, 1998, the
results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the indicated periods, in conformity with generally accepted accounting principles.


Columbus, Ohio
May 1, 1998